EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report of PDK energy Corp, on Form 10-K for the year ending July   31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Eric Joffe , Chief Executive Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  Such Annual Report on form 10-K for the year ending July  31, 2011, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Annual Report on Form 10-K for the year ending July 31, 2011 fairly presents, in all material respects, the financial condition and result of operations of CEPHAS HOLDING Corp.

October 31, 2011	By:	/s/ Eric Joffe
Eric Joffe,
Chairman, President and Chief Executive Officer
(Principal Executive Officer and Principal Financial Officer)